PRICING SUPPLEMENT NO. 73                                       Rule 424(b)(3)
DATED: November 7, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 11/13/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 11/13/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                               Optional            Optional
                          Redemption           Repayment           Repayment
Redeemable On             Price(s)             Date(s)             Price(s)
-------------             ----------           ---------           ---------

N/A                       N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.85%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:

[_]         Commercial Paper Rate               Minimum Interest Rate:

[_]         Federal Funds Rate                  Interest Reset Date(s):

[_]         Treasury Rate                       Interest Reset Period:

[_]         LIBOR Reuters                       Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):

------------------------------

*  5/13/98 and 11/13/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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